EXHIBIT 10.2
CAUSE NO. 2020-CV-31721

HAROLD E. RILEY FOUNDATION	§	IN THE DISTRICT COURT OF

Plaintiff/Counter-Claim Defendant,	§
§
v.	§
§
CHRISTOPHER W. CLAUS,	§
J.D. DAVIS, JR., GERALD W. SHIELDS,	§
FRANK A. KEATING II, TERRY S. MANESS,	§
E. DEAN GAGE, ROBERT B, SLOAN, JR.,	§	ARAPAHOE COUNTY, COLORADO
CONSTANCE K. WEAVER and	§
CITIZENS, INC.	§
Defendants/Counter-Claim Plaintiffs,	§
§
v.	§
§
CHARLES W. HOTT and MIKE C. HUGHES,	§
Third-Party Defendants.	§	21ST DIVISION

MUTUAL AGREEMENT FOR COMPROMISE, SETTLEMENT AND RELEASE

This Mutual Agreement for Compromise, Settlement and Release (“Agreement”) is entered into by and among Counterclaim Plaintiffs Christopher w. Claus, J.D. Davis, Jr., Gerald W. Shields, Frank A. Keating II, Terry S. Maness, E. Dean Gage, Robert B. Sloan, Jr., Constance K. Weaver and Citizens, Inc. (“Citizens”) (collectively the “Counterclaim Plaintiffs”) and Third-Party Defendants Michael C. Hughes and Charles W. Hott, as well as potential Third-Party Defendant David August Boto, collectively referred to as the “Parties” or singularly as a “Party.”

1.WHEREAS, a dispute has arisen with respect to the Harold E. Riley Foundation’s (“HERF”) nomination of certain individuals to serve on Citizens’ Board of Directors (the “Board”) and, on September 2, 2020, HERF filed a Complaint and on November 13, 2020, HERF filed an Amended Complaint, in the District Court for Arapahoe County, Colorado entitled Harold E. Riley Foundation v. Claus, et al.., Civil Action No. 2020cv31721(the “Litigation”);

2.WHEREAS, on December 7, 2020, Citizens filed counterclaims and third-party claims in the Litigation against HERF and certain of its officers or trustees, including Hott and Hughes;

3.WHEREAS, the Parties desire to dismiss the claims in, or which could have been made in, the Lawsuit as between them, and to avoid further controversy, costs and expenses, and to fully compromise, settle, release and dispose of all claims, liabilities and controversies between them with respect to the Litigation, which are or might be asserted by or between them.

NOW, THEREFORE, in consideration of the recitals, covenants, terms, conditions, payments, releases, mutual promises, and agreements set forth herein, the receipt and sufficiency of which are

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acknowledged, and to compromise and settle all disputes and claims between the Parties, they agree as follows:

4.Within five (5) days of the Effective Date, Citizens agrees to dismiss, with prejudice, its claims against Hott and Hughes in the Litigation in the form attached hereto as Exhibit A.

5.Hott, Hughes, and Boto hereby agree to immediately, finally, and fully withdraw any current claim, and waive any future claim, for indemnification from Citizens.

6.Subject to the terms of this Agreement, Citizens agrees to fully and finally release Hott, Hughes, and Boto and any of their representatives, predecessors, successors, heirs, family, assigns, executors, administrators, agents, trustees, partners, and attorneys (“Released Individuals”) from all claims, demands, damages, costs, liabilities, obligations, losses, fees, costs, expenses, any manner of and causes of actions, rights and causes of action of any nature or kind whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, fixed or contingent, occurring on or before the Effective Date. Citizens agrees and acknowledges that it may have sustained damages, losses, fees, costs, expenses, and the like that are presently unknown and unsuspected, and that such damages, losses, fees, costs, expenses, and the like it may have sustained might give rise to additional damages, losses, fees, costs, expenses, and the like in the future. Nevertheless, Citizens acknowledges that it has been advised by legal counsel, or has had the opportunity to do so, and has negotiated and agreed upon this Agreement, and, except as provided herein, hereby expressly waives any rights under any regulation, statute, or common law principle entitling it to any damages, losses, fees, costs, expenses, and the like whatsoever, known or unknown from the Released Individuals.

7.Subject to the terms of this Agreement, Hott, Hughes, and Boto agree to fully and finally release Citizens and its current and former officers, directors, executives, representatives, predecessors, successors, heirs, family, assigns, executors, administrators, agents, trustees, partners, and attorneys (“Released Entity”) from all claims, demands, damages, costs, liabilities, obligations, losses, fees, costs, expenses, any manner of and causes of actions, rights and causes of action of any nature or kind whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, fixed or contingent, occurring on or before the Effective Date. Hott, Hughes, and Boto agree and acknowledge that they may have sustained damages, losses, fees, costs, expenses, and the like that are presently unknown and unsuspected, and that such damages, losses, fees, costs, expenses, and the like they may have sustained might give rise to additional damages, losses, fees, costs, expenses, and the like in the future. Nevertheless, Hott, Hughes, and Boto acknowledge that they have been advised by legal counsel, or have had the opportunity to do so, and have negotiated and agreed upon this Agreement, and, except as provided herein, hereby expressly waive any rights under any regulation, statute, or common law principle entitling them to any damages, losses, fees, costs, expenses, and the like whatsoever, known or unknown from the Released Entity.

8.This Agreement shall be binding on the Parties, their partners, affiliates, agents, representatives, officers, members, managers, licensees, successors or assigns, and others acting by or through them, or with or under their direction, including any successor in interest to a Party’s business.

9.This Agreement, when executed, shall constitute the entire, complete, and exclusive expression of the Parties’ agreement concerning the subject matter hereof. This Agreement, when executed, supersedes all prior negotiations, understandings, and agreements concerning the subject matter hereof and supersedes all contemporaneous negotiations, understandings, and agreements not found within this Agreement. This Agreement shall not be varied, amended or supplemented except by a writing of subsequent or even date executed by authorized representatives of all Parties.

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10.This Agreement shall be construed and the relation of the Parties determined in accordance with the laws of the State of Colorado without regard to the application of conflicts-of-laws principles.

11.Waiver by any Party of any breach, or failure by any Party to enforce the terms and conditions of this Agreement, at any time, shall not in any way affect, limit or waive the right of that Party thereafter to enforce and compel strict compliance with respect to any term or condition hereof. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence of any Party, its agents or employees, except in an instrument in writing signed by an authorized officer of such Party.

12.If part of this Agreement is held unenforceable or invalid, it shall not affect the enforceability of the other parts of the Agreement or the total Agreement. The Parties agree that they will negotiate in good faith or will permit a court to replace any provision of this Agreement so held invalid, illegal or unenforceable with a valid provision that is as similar as possible in substance to the invalid, illegal or unenforceable provision.

13.This Agreement may be executed and delivered in any number of counterparts or copies by the Parties hereto. When each Party has signed and delivered at least one counterpart to the other Parties hereto, each counterpart shall be deemed an original and, taken together, shall constitute one and the same Agreement, which shall be binding and effective as to the Parties. Facsimile or scanned signatures of any Party shall be deemed equivalent to an original signature.

14.Each Party represents and warrants to the other Parties that the execution, delivery, and performance of this Agreement by such Party have been duly authorized by all requisite corporate and other action on the part of such Party, and, when executed and delivered by such Party, this Agreement will constitute the valid and binding obligation of such Party, enforceable in accordance with its own terms.

15.Each Party acknowledges and agrees that it has had sufficient time to consider this Agreement and consult with legal counsel of its choosing in connection with the negotiations and drafting of this Agreement. Each Party has carefully read and understands the scope and effect of the provisions of this Agreement. All Parties participated in the drafting of this Agreement, and the rule that ambiguities in an agreement will be construed against the drafter thus does not apply to this Agreement. Each Party executes this Agreement voluntarily and with full knowledge of its significance. Each Party represents and warrants it has the full power and authority to accept and execute this Agreement.

16.No term or provision of this Agreement is intended to be, and no term or provision shall be construed to be, for the benefit of any person or entity which is not among the Parties hereto, and no such other person or entity shall have any right or cause of action hereunder.

17.Citizens represents and warrants that the person signing on its behalf has complete and full authority to do so and to bind Citizens to this Agreement.

THIS AGREEMENT AND ANY EXHIBITS TOGETHER CONSTITUTE THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES EXCEPT BY AN AGREEMENT IN WRITING EXECUTED BY THE PARTY TO BE CHARGED. THERE ARE NO ORAL, UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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Acknowledgments of Agreement

Citizens, Inc.

By: /s/ Gerald W. Shields
Date: February 5, 2021

Individuals

/s/ Michael C. Hughes
Michael C. Hughes
Date: February 5, 2021

/s/ Charles W. Hott
Charles W. Hott
Date: February 5, 2021

/s/ David August Boto
David August Boto
Date: February 5, 2021

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